UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

KBS GROWTH & INCOME REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56050	47-2778257

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Disposition of The Offices at Greenhouse

On November 14, 2016, KBS Growth & Income REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Owner”), acquired a five-story Class A office building containing 203,284 rentable square feet located on approximately 4.6 acres of land in Houston Texas (“The Offices at Greenhouse”).

On June 17, 2024, the Owner entered into an option and purchase and sale agreement and escrow instructions (the “Sale Agreement”) for the sale of The Offices at Greenhouse to Capital Commercial Investments, Inc. (the “Purchaser”). The Purchaser is unaffiliated with the Company or its advisor.

On July 23, 2024, the Company completed the sale of The Offices at Greenhouse for $17.6 million, before third-party closing costs, prorations and closing credits of approximately $3.1 million and security deposit obligations transferred to the Purchaser of $0.2 million.

Discounted Payoff Agreement for the Modified Term Loan

In connection with the execution of the Sale Agreement, the Owner, as borrower under the Modified Term Loan, which is secured by The Offices at Greenhouse, entered into a discounted payoff agreement with JP Morgan Chase Bank, N.A. (the “Lender”), effective as of June 24, 2024 (the “Discounted Payoff Agreement”). Upon the disposition of The Offices at Greenhouse on July 23, 2024, the Company paid the Lender $14.3 million, the full amount due under the Discounted Payoff Agreement.

ITEM 8.01 OTHER EVENTS

Articles of Dissolution

Pursuant to the Company’s plan of complete liquidation and dissolution, approved by the Company’s stockholders on May 9, 2023, the Company anticipates filing its articles of dissolution with the State Department of Assessments and Taxation of Maryland on or about July 30, 2024. In addition, on July 25, 2024, the Company intends to direct its transfer agent to close the Company’s stock transfer books and at such time cease recording stock transfers except by will, intestate succession or by operation of law. The board anticipates authorizing a final liquidating distribution to stockholders on or about July 29, 2024.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro Forma Financial Information

(b	)	Pro forma financial statement will be filed by amendment to this Form 8-K no later than Monday, July 29, 2024.

(d	)	Exhibits

Ex.		Description

104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: July 24, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary